UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2025

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SCILEX HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39852 (Commission File Number)	92-1062542 (IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303
(Address of principal executive offices, including zip code)

(650) 516-4310

Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 19, 2025, Scilex Holding Company (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). At the Special Meeting, a total of (i) 29,057,097 shares of the Company’s Series A preferred stock, $00001 par value per share (the “Series A Preferred Stock”), or 100% of the 29,057,097 shares of Series A Preferred Stock, issued and outstanding, and (ii) 169,406,091 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), or approximately 70% of the 243,312,885 shares of Common Stock, issued and outstanding as of the close of business on February 24, 2025, the record date for the Special Meeting, were represented virtually or by proxy.

The holders of Series A Preferred Stock were entitled to vote, together with the holders of Common Stock and not separately as a class, on an as converted to Common Stock basis for an aggregate of 32,596,097 votes as a result of the adjustments to the deemed conversion price of such preferred stock in accordance with the Certificate of Designations of Series A Preferred Stock, filed with the Delaware Secretary of State on November 10, 2022.

At the Special Meeting, the Company’s stockholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 27, 2025.

Set forth below is a brief description of each proposal voted upon at the Special Meeting and the voting results with respect to each proposal.

Proposal No. 1: To approve any amendment to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock, within a range of 1-for-14 to 1-for-50 (or any number in between), without reducing the authorized number of shares of the Common Stock, and the filing of a final amendment with the ratio within such range to be determined in the sole discretion of the Board of Directors of the Company at any time on or before March 19, 2026, without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”).

Votes For	Votes Against	Abstentions
151,124,713	49,235,399	1,642,350

Proposal No. 2: To consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal.

Votes For	Votes Against	Abstentions
151,840,294	47,342,114	2,820,054

An adjournment of the Special Meeting was not necessary because there were sufficient votes in favor of the Reverse Stock Split Proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

	By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
Date: March 20, 2025	Title:	Chief Executive Officer and President